Exhibit 99.2

For Immediate Release: January 29, 2015

Occidental Petroleum Replaces 174 Percent of 2014 Production

•                 2014 year-end proved reserves of 2.82 billion BOE, an increase of nearly 3 percent

•                 2014 domestic reserve replacement ratio of 266 percent and total company replacement of 174 percent

•                 Three-year reserve replacement ratio of 169 percent

HOUSTON, January 29, 2015 -- Occidental Petroleum Corporation (NYSE: OXY) announced today that at year-end 2014, the company’s preliminary worldwide proved reserves totaled 2.82 billion barrels of oil equivalent (BOE) compared to 2.74 billion BOE at the end of 2013, restated to exclude California Resources Corporation. In 2014, the company had proved reserve additions from all sources of 380 million BOE, compared to production of 218 million BOE, for a production replacement ratio of 174 percent.

The preliminary domestic proved reserves totaled 1.78 billion BOE compared to 1.67 billion BOE at the end of 2013. In 2014, the domestic operations had proved reserve additions from all sources of 308 million BOE, compared to production of 116 million BOE, for a production replacement ratio of 266 percent.

“We are pleased to have replaced 174 percent of our 2014 production largely through improved recovery and extensions and discoveries. Over the last three years, we replaced 169 percent of our production. Our 2014 program resulted in apparent finding and development costs of $16.89 per BOE. For the last three-year period, our finding and development costs averaged about $18.66 per BOE including revisions,” said Stephen I. Chazen, President and Chief Executive Officer.

As of December 31, 2014, 63 percent of the Company’s proved reserves consisted of oil, 13 percent of NGL and 24 percent of gas. Of the total proved reserves, approximately 60 percent is in the United States and 40 percent in international locations. Approximately 70 percent of the proved reserves are developed and 30 percent are undeveloped. Total company revisions were negative 58 million BOE, which included 54 million from the write-down of Bahrain. Total company proved additions, excluding revisions, were 438 million BOE, mostly coming from improved recovery. The proved undeveloped reserves increased by 284 million BOE due to improved recovery mainly in Permian Resources. These additions were offset by transfers of 315 million BOE to proved developed, with the Al Hosn Gas Project transfer accounting for 68 percent of the total.

About Occidental Petroleum

Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America regions. Headquartered in Houston, Occidental is one of the largest U.S. oil and gas companies, based on equity market capitalization. Occidental’s midstream and marketing segment gathers, processes, transports, stores, purchases and markets hydrocarbons and other commodities in support of Occidental’s businesses. The company’s wholly owned subsidiary, OxyChem manufactures and markets chlor-alkali products and vinyls.

Forward-Looking Statements

Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause results to differ include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental’s products; higher-than-expected costs; the regulatory approval environment; reorganization or restructuring of Occidental’s operations; not successfully completing, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events; liability under environmental regulations including remedial actions; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber attacks or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as “preliminary,” “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of the 2013 Form 10-K. Occidental posts or provides links to important information on its website at www.oxy.com

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Contacts:

Media:

Melissa E. Schoeb

713-366-5615

melissa_schoeb@oxy.com

or

Investors:

Christopher M. Degner

212-603-8111

christopher_degner@oxy.com

On the web:    www.oxy.com

Attachment 1

OIL AND GAS PRELIMINARY RESERVES

The following tables set forth Occidental’s net interests in quantities of proved developed and undeveloped oil (including condensate), NGLs, natural gas and changes in such quantities.  Reserves are stated net of applicable royalties.  Estimated reserves include Occidental’s economic interests under production-sharing contracts (PSCs) and other similar economic arrangements.

Attachment 2

OIL AND GAS PRELIMINARY RESERVES

OIL RESERVES

In millions of barrels (MMbbl)	United	Latin	Middle East/
	States	America	North Africa	Total
PROVED DEVELOPED AND UNDEVELOPED RESERVES

Balance at December 31, 2011	1,019	96	386	1,501
Revisions of previous estimates	(25)	4	(3)	(24)
Improved recovery	81	7	30	118
Extensions and discoveries	3	-	27	30
Purchases of proved reserves	52	-	-	52
Production	(61)	(11)	(67)	(139)
Balance at December 31, 2012	1,069	96	373	1,538
Revisions of previous estimates	(36)	(5)	12	(29)
Improved recovery	137	7	60	204
Extensions and discoveries	4	-	14	18
Purchases of proved reserves	25	-	-	25
Sales of proved reserves	(4)	-	-	(4)
Production	(64)	(10)	(65)	(139)
Balance at December 31, 2013	1,131	88	394	1,613
Revisions of previous estimates	(54)	6	40	(8)
Improved recovery	224	9	32	265
Extensions and discoveries	15	-	2	17
Purchases of proved reserves	33	-	-	33
Sales of proved reserves	(9)	-	-	(9)
Production	(67)	(11)	(63)	(141)
Balance at December 31, 2014	1,273	92	405	1,770

Proved Developed Reserves
December 31, 2011	780	69	317	1,166
December 31, 2012	803	82	295	1,180
December 31, 2013	822	76	281	1,179
December 31, 2014	819	86	316	1,221

Attachment 3

OIL AND GAS PRELIMINARY RESERVES

NGL RESERVES

In millions of barrels (MMbbl)	United	Latin	Middle East/
	States	America	North Africa	Total
PROVED DEVELOPED AND UNDEVELOPED RESERVES
Balance at December 31, 2011	158	-	55	213
Revisions of previous estimates	15	-	-	15
Improved recovery	3	-	-	3
Extensions and discoveries	-	-	64	64
Purchases of proved reserves	1	-	-	1
Production	(21)	-	(3)	(24)
Balance at December 31, 2012	156	-	116	272
Revisions of previous estimates	53	-	(1)	52
Improved recovery	9	-	-	9
Extensions and discoveries	-	-	22	22
Purchases of proved reserves	7	-	-	7
Sales of proved reserves	-	-	-	-
Production	(21)	-	(3)	(24)
Balance at December 31, 2013	204	-	134	338
Revisions of previous estimates	6	-	8	14
Improved recovery	37	-	-	37
Extensions and discoveries	2	-	-	2
Purchases of proved reserves	3	-	-	3
Sales of proved reserves	(10)	-	-	(10)
Production	(20)	-	(2)	(22)
Balance at December 31, 2014	222	-	140	362

Proved Developed Reserves
December 31, 2011	123	-	55	178
December 31, 2012	124	-	53	177
December 31, 2013	151	-	51	202
December 31, 2014	147	-	109	256

Attachment 4

OIL AND GAS PRELIMINARY RESERVES

GAS RESERVES
In billions of cubic feet (Bcf)	United	Latin	Middle East/
	States	America	North Africa	Total
PROVED DEVELOPED AND UNDEVELOPED RESERVES
Balance at December 31, 2011	2,449	33	1,925	4,407
Revisions of previous estimates	(581)	-	62	(519)
Improved recovery	207	11	34	252
Extensions and discoveries	7	-	784	791
Purchases of proved reserves	80	-	-	80
Production	(207)	(5)	(165)	(377)
Balance at December 31, 2012	1,955	39	2,640	4,634
Revisions of previous estimates	(46)	(11)	(43)	(100)
Improved recovery	251	1	16	268
Extensions and discoveries	13	-	232	245
Purchases of proved reserves	34	-	-	34
Sales of proved reserves	(2)	-	-	(2)
Production	(193)	(5)	(158)	(356)
Balance at December 31, 2013	2,012	24	2,687	4,723
Revisions of previous estimates	(111)	3	(273)	(381)
Improved recovery	284	4	25	313
Extensions and discoveries	27	-	101	128
Purchases of proved reserves	46	-	-	46
Sales of proved reserves	(371)	-	-	(371)
Production	(173)	(4)	(154)	(331)
Balance at December 31, 2014	1,714	27	2,386	4,127

Proved Developed Reserves
December 31, 2011	1,723	32	1,555	3,310
December 31, 2012	1,454	36	1,816	3,306
December 31, 2013	1,495	23	1,684	3,202
December 31, 2014	1,128	26	1,915	3,069

Attachment 5

OIL AND GAS PRELIMINARY RESERVES

TOTAL RESERVES
In millions of BOE (MMBOE) (a)	United	Latin	Middle East/
	States	America	North Africa	Total
PROVED DEVELOPED AND UNDEVELOPED RESERVES
Balance at December 31, 2011	1,585	101	762	2,448
Revisions of previous estimates	(107)	4	7	(96)
Improved recovery	119	9	36	164
Extensions and discoveries	4	-	222	226
Purchases of proved reserves	66	-	-	66
Production	(116)	(12)	(98)	(226)
Balance at December 31, 2012	1,551	102	929	2,582
Revisions of previous estimates	10	(7)	4	7
Improved recovery	188	8	63	259
Extensions and discoveries	6	-	74	80
Purchases of proved reserves	37	-	-	37
Sales of proved reserves	(5)	-	-	(5)
Production	(117)	(11)	(94)	(222)
Balance at December 31, 2013	1,670	92	976	2,738
Revisions of previous estimates	(67)	6	3	(58)
Improved recovery	310	9	35	354
Extensions and discoveries	22	-	19	41
Purchases of proved reserves	43	-	-	43
Sales of proved reserves	(81)	-	-	(81)
Production	(116)	(11)	(91)	(218)
Balance at December 31, 2014	1,781	96	942	2,819

Proved Developed Reserves
December 31, 2011	1,190	74	631	1,895
December 31, 2012	1,169	88	651	1,908
December 31, 2013	1,222	80	613	1,915
December 31, 2014	1,154	90	744	1,988

(a) Natural gas volumes have been converted to barrels of oil equivalent (BOE) based on energy content of six thousand cubic feet (Mcf) of gas to one barrel of oil.

Attachment 6

PRELIMINARY COSTS INCURRED
($ Millions)

Costs incurred in oil and gas property acquisition, exploration and development activities, whether capitalized or expensed, were as follows:

	United	Latin	Middle East/
	States	America	North Africa	Total
For the Year Ended December 31, 2014
Property acquisition costs
Proved properties	$771	$-	$-	$771
Unproved properties	842	-	-	842
Exploration costs	379	4	180	563
Development costs	3,665	305	2,138	6,108
Costs Incurred	$5,657	$309	$2,318	$8,284

For the Year Ended December 31, 2013
Property acquisition costs
Proved properties	$343	$-	$-	$343
Unproved properties	151	-	-	151
Exploration costs	293	11	79	383
Development costs	2,659	329	2,117	5,105
Costs Incurred	$3,446	$340	$2,196	$5,982

For the Year Ended December 31, 2012
Property acquisition costs
Proved properties	$1,333	$-	$14	$1,347
Unproved properties	573	-	-	573
Exploration costs	379	1	114	494
Development costs	3,271	304	2,025	5,600
Costs Incurred	$5,556	$305	$2,153	$8,014

Attachment 7

PRELIMINARY MULTI-YEAR DATA

WORLDWIDE	2012	2013	2014	3-Yr Average
Reserves Replacement
(Million BOE)
Revisions	(96)	7	(58)	(49)
Improved recovery	164	259	354	259
Extensions and discoveries	226	80	41	116
Organic without revisions (A)	390	339	395	375
Organic with revisions (B)	294	346	337	326
Purchases	66	37	43	49
Total reserve additions (C)	360	383	380	375
Production (D)	226	222	218	222

Costs Incurred
($ Millions)
Acquisitions	1,920	494	1,613	1,342
Exploration costs	494	383	563	480
Development costs	5,600	5,105	6,108	5,604
Organic (E)	6,094	5,488	6,671	6,084
Total costs incurred (F)	8,014	5,982	8,284	7,426

Finding & Development Costs per BOE
Organic without revisions (E) / (A)	$15.63	$16.19	$16.89	$16.22
Organic with revisions (E) / (B)	$20.73	$15.86	$19.80	$18.66
All-in (F) / (C)	$22.26	$15.62	$21.80	$19.80

Reserve Replacement Ratio
Organic without revisions (A) / (D)	173%	153%	181%	169%
Organic with revisions (B) / (D)	130%	156%	155%	147%
All-in (C) / (D)	159%	173%	174%	169%

UNITED STATES	2012	2013	2014	3-Yr Average
Reserves Replacement
(Million BOE)
Revisions	(107)	10	(67)	(55)
Improved recovery	119	188	310	206
Extensions and discoveries	4	6	22	11
Organic without revisions (A)	123	194	332	217
Organic with revisions (B)	16	204	265	162
Purchases	66	37	43	49
Total reserve additions (C)	82	241	308	211
Production (D)	116	117	116	116

Costs Incurred
($ Millions)
Acquisitions	1,906	494	1,613	1,338
Exploration costs	379	293	379	350
Development costs	3,271	2,659	3,665	3,198
Organic (E)	3,650	2,952	4,044	3,548
Total costs incurred (F)	5,556	3,446	5,657	4,886

Finding & Development Costs per BOE
Organic without revisions (E) / (A)	$29.67	$15.22	$12.18	$16.35
Organic with revisions (E) / (B)	$228.13	$14.47	$15.26	$21.90
All-in (F) / (C)	$67.76	$14.30	$18.37	$23.16

Reserve Replacement Ratio
Organic without revisions (A) / (D)	106%	166%	286%	187%
Organic with revisions (B) / (D)	14%	174%	228%	140%
All-in (C) / (D)	71%	206%	266%	182%